Exhibit 99.1

Southern First Reports Results for Third Quarter 2024

Greenville, South Carolina, October 22, 2024 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today announced its financial results for the three-month period ended September 30, 2024.

“Our third quarter results continued our positive momentum and outlook this year. Our focus on building a high-quality balance sheet again rewarded us with outstanding asset quality performance, which is among the industry’s best. We are well-positioned for increasing profitability in this operating environment despite persistent growth headwinds and uncertain interest rate moves by the Fed,” stated Art Seaver, the Company’s Chief Executive Officer. “This quarter we executed on opportunities to lower our funding costs, which is reflected in our solid margin expansion. Our team did an outstanding job of growing core checking accounts by 21%, annualized. Loan growth was flat due to our deliberate actions around disciplined pricing and high credit quality standards. We also believe that business growth may be waiting for additional clarity on interest rates, the political environment and global influences on the economy. Meanwhile, we are taking care of our clients and developing strong business pipelines one relationship at a time with relentless relationship banking and exceptional service.”

Third Quarter 2024 Highlights

●	Net income of $4.4 million and diluted earnings per common share of $0.54
●	Total loans of $3.6 billion and total deposits of $3.5 billion
●	Nonperforming assets to total assets of 0.28% and net recoveries of $9 thousand
●	Net interest margin of 2.08% for Q3 2024, compared to 1.98% for Q2 2024
●	Book value per common share of $40.04 and TCE ratio of 7.82%
	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$4,382	2,999	2,522	4,167	4,098
Earnings per common share, diluted	0.54	0.37	0.31	0.51	0.51
Total revenue(1)	23,766	23,051	21,309	21,390	22,094
Net interest margin (tax-equivalent)(2)	2.08%	1.98%	1.94%	1.92%	1.97%
Return on average assets(3)	0.43%	0.29%	0.25%	0.40%	0.40%
Return on average equity(3)	5.40%	3.81%	3.22%	5.39%	5.35%
Efficiency ratio(4)	75.90%	80.87%	84.94%	79.61%	78.31%
Noninterest expense to average assets (3)	1.75%	1.81%	1.81%	1.64%	1.69%
Balance Sheet ($ in thousands):
Total loans(5)	$3,619,556	3,622,521	3,643,766	3,602,627	3,553,632
Total deposits	3,518,825	3,459,869	3,460,681	3,379,564	3,347,771
Core deposits(6)	2,705,429	2,788,223	2,807,473	2,811,499	2,866,574
Total assets	4,174,631	4,109,849	4,105,704	4,055,789	4,019,957
Book value per common share	40.04	39.09	38.65	38.63	37.57
Loans to deposits	102.86%	104.70%	105.29%	106.60%	106.15%
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.61%	12.77%	12.59%	12.57%	12.56%
Tier 1 risk-based capital ratio	10.99%	10.80%	10.63%	10.60%	10.58%
Leverage ratio	8.50%	8.27%	8.44%	8.14%	8.17%
Common equity tier 1 ratio(8)	10.58%	10.39%	10.22%	10.19%	10.17%
Tangible common equity(9)	7.82%	7.76%	7.68%	7.70%	7.56%
Asset Quality Ratios:
Nonperforming assets/total assets	0.28%	0.27%	0.09%	0.10%	0.11%
Classified assets/tier one capital plus allowance for credit losses	4.35%	4.22%	3.99%	4.25%	4.72%
Loans 30 days or more past due/loans(5)	0.16%	0.30%	0.36%	0.37%	0.13%
Net charge-offs/average loans(5) (YTD annualized)	0.05%	0.07%	0.03%	0.00%	0.01%
Allowance for credit losses/loans(5)	1.11%	1.11%	1.11%	1.13%	1.16%
Allowance for credit losses/nonaccrual loans	346.78%	357.95%	1,109.13%	1,026.58%	953.25%

[Footnotes to table located on page 6]

income statements – Unaudited

	Quarter Ended
	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
(in thousands, except per share data)	2024	2024	2024	2023	2023
Interest income
Loans	$47,550	46,545	45,605	44,758	43,542
Investment securities	1,412	1,418	1,478	1,674	1,470
Federal funds sold	2,209	2,583	1,280	2,703	2,435
Total interest income	51,171	50,546	48,363	49,135	47,447
Interest expense
Deposits	27,725	28,216	26,932	27,127	25,130
Borrowings	2,855	2,802	2,786	2,948	2,972
Total interest expense	30,580	31,018	29,718	30,075	28,102
Net interest income	20,591	19,528	18,645	19,060	19,345
Provision (reversal) for credit losses	-	500	(175)	(975)	(500)
Net interest income after provision for credit losses	20,591	19,028	18,820	20,035	19,845
Noninterest income
Mortgage banking income	1,449	1,923	1,164	868	1,208
Service fees on deposit accounts	455	423	387	371	356
ATM and debit card income	599	587	544	565	588
Income from bank owned life insurance	401	384	377	361	349
Other income	271	206	192	165	248
Total noninterest income	3,175	3,523	2,664	2,330	2,749
Noninterest expense
Compensation and benefits	10,789	11,290	10,857	9,401	10,231
Occupancy	2,595	2,552	2,557	2,718	2,562
Outside service and data processing costs	1,930	1,962	1,846	2,000	1,744
Insurance	1,025	965	955	937	1,243
Professional fees	548	582	618	581	504
Marketing	319	389	369	364	293
Other	833	903	898	1,027	725
Total noninterest expenses	18,039	18,643	18,100	17,028	17,302
Income before provision for income taxes	5,727	3,908	3,384	5,337	5,293
Income tax expense	1,345	909	862	1,170	1,195
Net income available to common shareholders	$4,382	2,999	2,522	4,167	4,098

Earnings per common share – Basic	$0.54	0.37	0.31	0.51	0.51
Earnings per common share – Diluted	0.54	0.37	0.31	0.51	0.51
Basic weighted average common shares	8,064	8,126	8,110	8,056	8,053
Diluted weighted average common shares	8,089	8,141	8,142	8,080	8,072

[Footnotes to table located on page 6]

Net income for the third quarter of 2024 was $4.4 million, or $0.54 per diluted share, a $1.4 million increase from the second quarter of 2024 and a $284 thousand increase from the third quarter of 2023. Net interest income increased $1.1 million during the third quarter of 2024, compared to the second quarter of 2024, and increased $1.2 million, compared to the third quarter of 2023. The increase in net interest income from the prior quarter and prior year was driven by additional interest income on our interest-earning assets.

There was no provision for credit losses for the third quarter of 2024, compared to a provision for credit losses of $500 thousand during the second quarter of 2024. There was no provision during the third quarter due to loans remaining flat and low charge-offs during the quarter.

Noninterest income was $3.2 million for the third quarter of 2024, compared to $3.5 million for the second quarter of 2024. Mortgage banking income continues to be the largest component of our noninterest income at $1.4 million for the third quarter of 2024 compared to $1.9 million for the second quarter of 2024.

Noninterest expense for the third quarter of 2024 was $18.0 million, a $604 thousand decrease from the second quarter of 2024. The decrease in noninterest expense from the previous quarter was driven by a decrease in compensation and benefits expense. The decrease in compensation and benefits expenses was due primarily to a decrease in commissions expense and certain employee benefits expenses.

Our effective tax rate was 23.5% for the third quarter of 2024 as compared to 23.3% for the second quarter of 2024.

Net interest income and margin - Unaudited

				For the Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
(dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate(3)	Average Balance	Income/ Expense	Yield/ Rate(3)	Average Balance	Income/ Expense	Yield/ Rate(3)
Interest-earning assets
Federal funds sold and interest-bearing deposits	$ 158,222	$ 2,209	5.55%	$ 186,584	$ 2,583	5.57%	$ 181,784	$ 2,435	5.31%
Investment securities, taxable	137,087	1,370	3.98%	133,507	1,376	4.15%	148,239	1,429	3.82%
Investment securities, nontaxable(2)	8,047	55	2.70%	8,027	55	2.73%	7,799	55	2.77%
Loans(10)	3,629,050	47,550	5.21%	3,645,595	46,545	5.14%	3,554,478	43,542	4.86%
Total interest-earning assets	3,932,406	51,184	5.18%	3,973,713	50,559	5.12%	3,892,300	47,461	4.84%
Noninterest-earning assets	158,550			165,093			159,103
Total assets	$4,090,956			$4,138,806			$4,051,403
Interest-bearing liabilities
NOW accounts	$ 314,669	835	1.06%	$ 302,881	621	0.82%	$ 297,028	620	0.83%
Savings & money market	1,523,834	15,287	3.99%	1,611,991	16,324	4.07%	1,748,638	16,908	3.84%
Time deposits	909,192	11,603	5.08%	898,878	11,271	5.04%	648,949	7,602	4.65%
Total interest-bearing deposits	2,747,695	27,725	4.01%	2,813,750	28,216	4.03%	2,694,615	25,130	3.70%
FHLB advances and other borrowings	240,065	2,297	3.81%	240,000	2,247	3.77%	264,141	2,414	3.63%
Subordinated debentures	36,261	558	6.12%	36,360	555	6.14%	36,278	558	6.10%
Total interest-bearing liabilities	3,024,021	30,580	4.02%	3,090,110	31,018	4.04%	2,995,034	28,102	3.72%
Noninterest-bearing liabilities	744,025			731,843			752,433
Shareholders’ equity	322,910			316,853			303,936
Total liabilities and shareholders’ equity	$4,090,956			$4,138,806			$4,051,403
Net interest spread			1.16%			1.08%			1.12%
Net interest income (tax equivalent) / margin		$20,604	2.08%		$19,541	1.98%		$19,359	1.97%
Less: tax-equivalent adjustment(2)		13			13			14
Net interest income		$20,591			$19,528			$19,345

[Footnotes to table located on page 6]

Net interest income was $20.6 million for the third quarter of 2024, a $1.1 million increase from the second quarter of 2024, driven by a $625 thousand increase in interest income, on a tax-equivalent basis, and a $438 thousand decrease in interest expense. The increase in interest income was driven by a $1.0 million increase in interest income on loans resulting from loans being originated and renewed at higher rates than much of our loan portfolio. Our net interest margin, on a tax-equivalent basis, was 2.08% for the third quarter of 2024, a ten-basis point increase from 1.98% for the second quarter of 2024. During the third quarter of 2024, the yield on our loan portfolio increased by seven-basis points, while the cost of our interest-bearing deposits decreased by two-basis points, as compared to the second quarter of 2024, resulting in an increase in net interest margin for the period.

Balance sheets - Unaudited

	Ending Balance
	September 30	June 30	March 31	December 31	September 30
(in thousands, except per share data)	2024	2024	2024	2023	2023
Assets
Cash and cash equivalents:
Cash and due from banks	$25,289	21,567	13,925	28,020	17,395
Federal funds sold	226,110	164,432	144,595	119,349	127,714
Interest-bearing deposits with banks	9,176	8,828	8,789	8,801	7,283
Total cash and cash equivalents	260,575	194,827	167,309	156,170	152,392
Investment securities:
Investment securities available for sale	134,597	121,353	125,996	134,702	144,035
Other investments	19,640	18,653	18,499	19,939	19,600
Total investment securities	154,237	140,006	144,495	154,641	163,635
Mortgage loans held for sale	8,602	14,759	11,842	7,194	7,117
Loans (5)	3,619,556	3,622,521	3,643,766	3,602,627	3,553,632
Less allowance for credit losses	(40,166)	(40,157)	(40,441)	(40,682)	(41,131)
Loans, net	3,579,390	3,582,364	3,603,325	3,561,945	3,512,501
Bank owned life insurance	53,663	53,263	52,878	52,501	52,140
Property and equipment, net	90,158	91,533	93,007	94,301	95,743
Deferred income taxes	11,595	12,339	12,321	12,200	13,078
Other assets	16,411	20,758	20,527	16,837	23,351
Total assets	$4,174,631	4,109,849	4,105,704	4,055,789	4,019,957
Liabilities
Deposits	$3,518,825	3,459,869	3,460,681	3,379,564	3,347,771
FHLB Advances	240,000	240,000	240,000	275,000	275,000
Subordinated debentures	24,903	36,376	36,349	36,322	36,295
Other liabilities	64,365	54,856	53,418	52,436	56,993
Total liabilities	3,848,093	3,791,101	3,790,448	3,743,322	3,716,059
Shareholders’ equity
Preferred stock - $.01 par value; 10,000,000 shares authorized	-	-	-	-	-
Common Stock - $.01 par value; 20,000,000 shares authorized	82	82	82	81	81
Nonvested restricted stock	(4,219)	(4,710)	(5,257)	(3,596)	(4,065)
Additional paid-in capital	124,288	124,174	124,159	121,777	121,757
Accumulated other comprehensive loss	(9,063)	(11,866)	(11,797)	(11,342)	(15,255)
Retained earnings	215,450	211,068	208,069	205,547	201,380
Total shareholders’ equity	326,538	318,748	315,256	312,467	303,898
Total liabilities and shareholders’ equity	$4,174,631	4,109,849	4,105,704	4,055,789	4,019,957
Common Stock
Book value per common share	$40.04	39.09	38.65	38.63	37.57
Stock price:
High	36.45	30.36	38.71	37.15	30.18
Low	27.70	25.70	29.80	25.16	24.22
Period end	34.08	29.24	31.76	37.10	26.94
Common shares outstanding	8,156	8,155	8,156	8,088	8,089

[Footnotes to table located on page 6]

Asset quality measures - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2024	2024	2024	2023	2023
Nonperforming Assets
Commercial
Non-owner occupied RE	$7,904	7,949	1,410	1,423	1,615
Commercial business	838	829	488	319	404
Consumer
Real estate	2,448	1,875	1,380	985	1,228
Home equity	393	565	367	1,236	1,068
Other	-	-	1	-	-
Total nonaccrual loans	11,583	11,218	3,646	3,963	4,315
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$11,583	11,218	3,646	3,963	4,315
Nonperforming assets as a percentage of:
Total assets	0.28%	0.27%	0.09%	0.10%	0.11%
Total loans	0.32%	0.31%	0.10%	0.11%	0.12%
Classified assets/tier 1 capital plus allowance for credit losses	4.35%	4.22%	3.99%	4.25%	4.72%
	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2024	2024	2024	2023	2023
Allowance for Credit Losses
Balance, beginning of period	$40,157	40,441	40,682	41,131	41,105
Loans charged-off	(118)	(1,049)	(424)	(119)	(42)
Recoveries of loans previously charged-off	127	15	183	310	168
Net loans (charged-off) recovered	9	(1,034)	(241)	191	126
Provision for (reversal of) credit losses	-	750	-	(640)	(100)
Balance, end of period	$40,166	40,157	40,441	40,682	41,131
Allowance for credit losses to gross loans	1.11%	1.11%	1.11%	1.13%	1.16%
Allowance for credit losses to nonaccrual loans	346.78%	357.95%	1,109.13%	1,026.58%	953.25%
Net charge-offs (recoveries) to average loans QTD (annualized)	0.00%	0.11%	0.03%	(0.02%)	(0.01%)

Total nonperforming assets increased by $365 thousand during the third quarter of 2024, and represented 0.28% of total assets, compared to 0.27% for the second quarter of 2024. The increase in nonperforming assets was driven by three new relationships, totaling $698 thousand, placed on nonaccrual during the third quarter of 2024, offset by one relationship returning to accrual status and several large paydowns on existing nonaccrual loans. In addition, our classified asset ratio was 4.35% for the third quarter of 2024 compared to 4.22% for the second quarter of 2024.

At September 30, 2024 and June 30, 2024, the allowance for credit losses was $40.2 million, or 1.11% of total loans. We had net recoveries of $9 thousand, or 0.00% annualized, for the third quarter of 2024, compared to net charge-offs of $1.0 million, or 0.11% annualized, for the second quarter of 2024. We did not record a provision for credit losses related to the loan portfolio during the third quarter of 2024, compared to a $750 thousand provision for credit losses related to the loan portfolio for the second quarter of 2024.

LOAN COMPOSITION - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2024	2024	2024	2023	2023
Commercial
Owner occupied RE	$642,608	642,008	631,047	631,657	637,038
Non-owner occupied RE	917,642	917,034	944,530	942,529	937,749
Construction	144,665	144,968	157,464	150,680	119,629
Business	521,535	527,017	520,073	500,161	500,253
Total commercial loans	2,226,450	2,231,027	2,253,114	2,225,027	2,194,669
Consumer
Real estate	1,132,371	1,126,155	1,101,573	1,082,429	1,074,679
Home equity	195,383	189,294	184,691	183,004	180,856
Construction	21,582	32,936	53,216	63,348	54,210
Other	43,770	43,109	51,172	48,819	49,218
Total consumer loans	1,393,106	1,391,494	1,390,652	1,377,600	1,358,963
Total gross loans, net of deferred fees	3,619,556	3,622,521	3,643,766	3,602,627	3,553,632
Less—allowance for credit losses	(40,166)	(40,157)	(40,441)	(40,682)	(41,131)
Total loans, net	$3,579,390	3,582,364	3,603,325	3,561,945	3,512,501

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2024	2024	2024	2023	2023
Non-interest bearing	$689,749	683,291	671,708	674,167	675,409
Interest bearing:
NOW accounts	339,412	293,875	293,064	310,218	306,667
Money market accounts	1,423,403	1,562,786	1,603,796	1,605,278	1,685,736
Savings	29,283	28,739	32,248	31,669	34,737
Time, less than $250,000	223,582	219,532	206,657	190,167	125,506
Time and out-of-market deposits, $250,000 and over	813,396	671,646	653,208	568,065	519,716
Total deposits	$3,518,825	3,459,869	3,460,681	3,379,564	3,347,771

Footnotes to tables:
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Annualized for the respective three-month period.
(4) Noninterest expense divided by the sum of net interest income and noninterest income.
(5) Excludes mortgage loans held for sale.
(6) Excludes out of market deposits and time deposits greater than $250,000 totaling $813,396,000.
(7) September 30, 2024 ratios are preliminary.
(8) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10) Includes mortgage loans held for sale.

About Southern First Bancshares

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The company’s wholly owned subsidiary, Southern First Bank, is the second largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 12 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Charlotte, Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $4.2 billion and its common stock is traded on The NASDAQ Global Market under the symbol “SFST.”  More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “preliminary”, “intend,” “plan,” “future, “target,” “continue,” “lasting,” “building,” and “project,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the company conducts operations may be different than expected; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan and deposit growth as well as pricing of each product, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, changes affecting oversight of the financial services industry or consumer protection; (5) the impact of changes to Congress and the Presidential election on the regulatory landscape and capital markets; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (7) changes in interest rates, which may continue to affect the company’s net income, interest expense, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of the company’s assets, including its investment securities; (8) elevated inflation which may cause adverse risk to the overall economy, and could indirectly pose challenges to our clients and to our business; (9) any increase in FDIC assessments which have increased and may continue to increase our cost of doing business; and (10) changes in accounting principles, policies, practices, or guidelines.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

FINANCIAL & MEDIA CONTACT:

ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com